Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of AuthenTec, Inc. of our report dated May 21, 2010, except for Note 12, as to which the date is November 15, 2010, relating to the financial statements of UPEK, Inc.,which appears in the Current Report on Form 8-K/A of AuthenTec, Inc. dated November 15, 2010. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
San Jose, California
January 11, 2011